Exhibit 99.(17)

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE VOTE THIS PROXY CARD TODAY. YOUR PROMPT RESPONSE WILL SAVE YOUR FUND THE EXPENSE OF ADDITIONAL MAILINGS. RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE.

(Please detach at perforation before mailing)

PROXY CARD

TURNER FUNDS

SPECIAL MEETING OF SHAREHOLDERS August 22, 2014

TURNER ALL CAP GROWTH FUND

The undersigned, hereby appoints Brian F. McNally and Stephen J. Negrotti as proxies and each of them, each with full power of substitution, to vote at the Special Meeting of Shareholders of the Turner All Cap Growth Fund (the “Fund”) of the Turner Funds, to be held at the offices of Turner Investments , L.P., 1205 Westlakes Drive, Suite 100, Berwyn, Pennsylvania 19312 on August 22, 2014, at 11:00 a.m. Eastern Time, and any adjournments or postponements of the Special Meeting (the “Meeting”) all shares of beneficial interest of the Fund that the undersigned would be entitled to vote if personally present at the Meeting on the proposal set forth below, and in accordance with their own discretion, any other matters properly brought before the Meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE COMBINED PROXY STATEMENT/PROSPECTUS, DATED [                    ], 2014

VOTE VIA THE INTERNET: [                             ]

VIA THE TELEPHONE: [                        ]

CONTROL NUMBER:

NOTE: Please sign exactly as shareholder name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

Signature of joint owner, if any

Date

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE TODAY.

(Please detach at perforation before mailing)

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF THE TURNER FUNDS, WHICH UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. EVERY PROPERLY SIGNED PROXY CARD WILL BE VOTED IN THE MANNER SPECIFIED HEREON AND, IN THE ABSENCE OF SPECIFICATION, WILL BE TREATED AS GRANTING AUTHORITY TO VOTE “FOR” THE PROPOSAL.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSAL.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.

EXAMPLE: ☒

	FOR	AGAINST	ABSTAIN
1.

To approve a Plan of Reorganization which provides for and contemplates: (1) the transfer of all of the assets and liabilities of the Turner All Cap Growth Fund (the “All Cap Growth Fund”) to the Turner Midcap Growth Fund (the “Midcap Growth Fund”) in exchange for Investor Class Shares of the Midcap Growth Fund; and (2) the distribution of the Investor Class Shares of the Midcap Growth Fund to the shareholders of Investor Class Shares of the All Cap Growth Fund in liquidation of the All Cap Growth Fund.

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